                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FIRST NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                        ORANGEBURG, SOUTH CAROLINA 29115

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 1998

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First National Corporation, a South Carolina corporation (the "Company"), will be held at the Main Banking Center of First National Bank, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina at 2:00 p.m., on April 28, 1998, for the following purposes:

     (1) To elect seven directors of the Company to serve three-year terms and one director of the Company to serve a one-year term.

     (2) To ratify the appointment of J.W. Hunt and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 13, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and its 1997 Annual Report to Shareholders are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (803) 534-2175. IF YOU ARE A RECORD SHAREHOLDER AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                         By Order of the Board of Directors

                                         James C. Hunter, Jr.
                                         Secretary


Orangeburg, South Carolina
April 7, 1998

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                        ORANGEBURG, SOUTH CAROLINA 29115

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 1998


         This Proxy Statement is furnished to shareholders of First National Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Main Banking Center of First National Bank, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina at 2:00 p.m., on April 28, 1998 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         Solicitation of proxies may be made in person or by mail, telephone, telegraph or other electronic means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 7, 1998.

         The Company has its principal executive offices at 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 534-2175.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1997, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

         Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First National Corporation, 950 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, Attention: W. Louis Griffith. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

         The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 13, 1998 (the "Record Date"), the Company had issued and outstanding 5,188,097 shares of Common Stock, which were held of record by approximately 1,950 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone, telegraph or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

         Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

         All other matters which may be considered and acted upon at the Annual Meeting, including ratification of J. W. Hunt and Company, LLP as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

         Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as accountants for the fiscal year ending December 31, 1998. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              STOCKHOLDER PROPOSALS

         Any shareholder of the Company desiring to present a proposal for action at the 1999 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than December 3, 1998. Only proper proposals that are timely received will be included in the Company's Proxy Statement and Proxy.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 13, 1998, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each person named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.


                                    Year First                 Number of Shares          % of Common Stock
 Name                            Elected Director             Beneficially Owned             Ownership
                                 ----------------             ------------------         -----------------
 E. Everett Gasque, Jr.               1993                         43,059(1)                      *
 John L. Gramling, Jr.                1974+                         6,340(2)                      *
 Robert R. Horger                     1991                         20,746(3)                      *
 Harry M. Mims, Jr.                   1988                         26,311                         *
 Dick G. McTeer                       1994                            694                         *
 James W. Roquemore                   1994                         14,491(4)                      *
 Johnny E. Ward                       1991                         46,710(5)                      *
 Ralph W. Norman                      1996                          5,440(6)                      *
 Walter L. Tobin                      1996                            420(7)                      *
 Charles W. Clark                     1993                         64,439                       1.2%
 C. John Hipp, III                    1994                         71,077(8)                    1.4%
 Dwight W. Frierson                   1996                          4,042(9)                      *
 Edward V. Mirmow, Jr.                1983+                        86,098(10)                   1.7%
 Larry D. Westbury                    1986                         20,561                         *
 Cathy Cox Yeadon                     1997                          5,954(11)                     *
 C. Parker Dempsey                    1983+                         7,802                         *
 J. Carlisle McAlhany                 1969+                        89,707                       1.7%
 Anne H. Oswald                       1991                            653                         *
 Robert R. Hill, Jr.                  1996                          7,220(12)                     *
 A. Dewall Waters                     1987                         19,533(13)                     *
 All directors and Executive
 Officers as a Group (22 Persons)                                 565,143(14)                  10.9%

-----------------------------

* Less than 1% of outstanding FNC Common Stock.
+ Includes service as a director of First National Bank prior to formation of the Company in 1985.

 (1) Includes 2,488 shares owned by Mr. Gasque's spouse. (2) Includes 1,248 shares owned by Mr. Gramling's spouse.
 (3) Includes 5,670 shares held in an IRA; and 630 shares held as custodian for Mr. Horger's daughter. (4) Includes 865 shares in an IRA; 2,498 shares owned by Mr. Roquemore's spouse in an IRA; and 4,244 shares held by Mr. Roquemore as custodian for his three children.
 (5) Includes 17,542 shares held in an IRA; 210 shares held by Mr. Ward as custodian for his grandchild; 4,271 shares held by a partnership in which Mr. Ward is a partner; 2,100 shares owned by Mr. Ward's spouse; and 1,097 shares held in a retirement plan.
 (6) Includes 1,552 shares held by Mr. Norman's spouse as custodian for their children.
 (7)     Jointly owned with Mr. Tobin's spouse.
 (8) Includes 4,045 shares in an IRA; 343 shares owned by Mr. Hipp's spouse in an IRA; 36,838 shares owned by a general partnership in which Mr. Hipp owns a 1/7 interest, of which Mr. Hipp disclaims beneficial ownership of all but 5,262 shares; 13,728 shares subject to currently exercisable options; and 12,235 shares of restricted stock which Mr. Hipp presently has the right to vote.
 (9) Includes 882 shares jointly owned with Mr. Frierson's spouse; and 1,740 shares held as custodian for Mr. Frierson's spouse; and 1,420 shares held as custodian for Mr. Frierson's children.
(10) Includes 2,100 shares owned by Mr. Mirmow's spouse. (11) Includes 1,004 shares owned by Mrs. Yeadon's spouse.
(12) Includes 978 shares held in an IRA; and 2,625 shares subject to currently exercisable options.
(13)     Includes 10,179 shares held in an IRA.
(14)     Includes 12,078 shares subject to currently exercisable options.

                              ELECTION OF DIRECTORS

         The Articles of Incorporation provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. E. Everett Gasque, Jr., John L. Gramling, Jr., Robert R. Horger, Harry M. Mims, Jr., Dick G. McTeer, James W. Roguemore, and Johnny E. Ward, all of whom are currently directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the Board of Directors for reelection by the shareholders. Each of Messrs. Gasque, Gramling, Horger, Mims, Roquemore, and Ward have been nominated for election to serve a three-year term, or until their respective successors have been elected and qualified to serve. To keep the number of directors in each class as nearly equal as possible, Mr. McTeer has been nominated to serve a one-year term, or until his successor has been elected and qualified to serve. Mrs. Yeadon, who has not previously been elected by the shareholders, has been nominated to serve a three-year term, or until her successor has been elected and qualified to serve. The Company's bylaws provide that no person is eligible to be a nominee for election as a director of the Company unless the person shall have been nominated by a record shareholder of the Company in writing delivered to the secretary of the Company not less than 45 days prior to the meeting at which directors are to be elected. No other persons have qualified to be nominees.

         The table below sets forth the name, address, expiration of term as a director and business experience for the past five years for each of the directors of the Company.


     Name, Age and Address    Position in FNC             Business Experience for the Past Five Years
     ---------------------    ---------------             -------------------------------------------

                                    Director Nominee for Term to Expire in 1999

     Dick G. McTeer               Director                Retired Motel Owner/Operator.
     Bluffton, SC (71)
                                    Director Nominees for Terms to Expire in 2001

     E. Everett Gasque, Jr.       Director                President, E. E. Gasque & Son, Inc. - Farming Supplies
     Elloree, SC (67)                                     and Products.

     John L. Gramling, Jr.        Director                Farmer.
     Orangeburg, SC (66)

     Robert R. Horger             Chairman                Chairman of the Board, First National Bank and
     Orangeburg, SC (47)        of the Board              First National Corporation since 1998; Vice Chairman of
                                                          the Board, First National Bank and First National
                                                          Corporation since 1994: Attorney-Horger, Barnwell and
                                                          Reid.

     Harry M. Mims, Jr.           Director                President, J. F. Cleckley & Company - Site
     Orangeburg, SC (56)                                  development and paving.

     Cathy Cox Yeadon             Director                Human Resources Manager - Cox Wood Preserving Co., Inc
     Orangeburg, SC (48)                                  Wood Preserving and Processing

     James W. Roquemore           Director                Executive Vice President, Patten Seed Company, Inc.,
     Orangeburg, SC (42)                                  Lakeland, Georgia, General Manager of Super Sod/Carolina
                                                          - Production and marketing of turf, grass, sod and seed.
                                                          Owner and operator of golf courses in Georgia.

     Johnny E. Ward               Director                President, W & W Truck & Tractor Company, Inc. -
     Moncks Corner, SC (56)                               Logging and farming equipment, sales and service.

                                    Current Directors Whose Terms Expire in 1999

     Robert R. Hill, Jr.          Director                President of the National Bank of York County since July,
     Rock Hill, SC (31)                                   1996, organizer of the National Bank of York County from
                                                          October, 1995 to July, 1996, team leader for NationsBank northern region of South Carolina from March, 1995 to October, 1995,
                                                          Vice President of Commercial Lending, Rock Hill National
                                                          Bank from October, 1990 to March, 1995.


     Name, Age and Address    Position in FNC             Business Experience for the Past Five Years
     ---------------------    ---------------             -------------------------------------------
     Ralph W. Norman              Director                President, Warren Norman Co., Inc. - Real estate
     Rock Hill, SC (44)                                   brokerage firm; Chairman of the Board, the National
                                                          Bank of York County.

     C. Parker Dempsey            Director                Secretary, Dempsey Wood Products, Inc., (since 1990) -
     Orangeburg, SC (69)                                  Lumber Manufacturer; Executive Vice President, Stone
                                                          Forest Industries (prior to 1990) - Forestry services.

     J. Carlisle McAlhany         Director                Retired Merchant.
     Reevesville, SC (82)

     Anne H. Oswald               Director                Partner, Oswald and White Realty - Real estate
     Walterboro, SC (50)                                  brokerage agency.

     A. Dewall Waters             Director                Partner Main Waters Enterprises Partnership -
     Orangeburg, SC (53)                                  Owner/Operator, McDonald's Restaurants.

                                    Current Directors Whose Terms Expire in 2000

     Walter L. Tobin               Nominee                Superintendent, Orangeburg School District Five
     Orangeburg, SC (56)

     Charles W. Clark             Director                President, Santee Shores, Inc. - Real Estate
     Santee, SC (48)                                      Development and Management.

     C. John Hipp, III       President and Chief          1994 - present, President and Chief Executive Officer,
     Orangeburg, SC (46)      Executive Officer           First National Bank and First National Corporation 1991 to
                                                          1994, President, Rock Hill National Bank and Rock Hill
                                                          National Bank Corporation; 1990 to 1991, Executive Vice
                                                          President, Rock Hill National Bank.

     Dwight W. Frierson            Nominee                Vice President and General Manager Orangeburg Coca-Cola
     Orangeburg, SC (41)                                  Bottling Company, Owner/Operator, TCBY Orangeburg;
                                                          Partner, TCBY, Lexington.

     Edward V. Mirmow, Jr.        Director                Retired Attorney (since 1991).
     Orangeburg, SC (67)

     Larry D. Westbury           Chairman of              Vice Chairman of the Board, First National Bank and First
     Orangeburg, SC (65)          the Board               National Corporation since 1998; Chairman of the Board,
                                                          First National Bank and First National Corporation since
                                                          1994; Retired in 1994 as President and Chief Executive
                                                          Officer First National Corporation and First National
                                                          Bank.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES.

         During 1997, the Board of Directors of the Company held 9 regular meetings. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors of the Company held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

         During 1997, First National Corporation Directors each received an annual retainer of $ 1,200, payable quarterly, plus a fee of $250 per month. In addition, members of the Executive Committee also received an annual retainer of $7,800, paid at the rate of $150 per week. Members of the Audit Committee were paid $100 per committee meeting attended. Directors who are also officers of First National Bank or National Bank of York County do not receive any such fees.

         The Company's Board of Directors maintains Audit, Compensation, Executive and Policy Committees. The functions, composition and frequency of meetings for these Committees during 1997 were as follows:

         Audit Committee - The Audit Committee was composed of Johnny E. Ward, Chairman, E. Everett Gasque, Jr., Ralph W. Norman, and Dwight W. Frierson. The Audit Committee held 7 meetings in 1997. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors, reviews with the independent auditors the recommendations and results of the audit engagement, maintains direct reporting responsibility and regular communication with the internal audit staff of the Company, First National Bank and the National Bank of York County, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to the Company's accounting and financial reporting functions, approves the services to be performed by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's, First National Bank's and the National Bank of York County's systems of internal accounting controls.

         Executive Committee - The Executive Committee is composed of Robert R. Horger, Chairman, Dwight W. Frierson, Larry D. Westbury, James W. Roguemore, Edward V. Mirmow, Jr., J. Carlisle McAlhany, Harry M. Mims, Jr., and C. John Hipp, III. The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the Executive Committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs of the Company. The Executive Committee also acts as nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board of Directors. The Executive Committee will consider nominees recommended by record shareholders upon compliance with the following procedure: The nomination must be in writing and must be delivered to the Secretary of the Company not less than 45 days prior to the meeting of shareholders at which directors are to be elected. The written nomination must state the name, address and number of shares owned by the nominee, and the name and address of the shareholder making the nomination. The Executive Committee met 51 times in 1997.

         Compensation Committee - The Compensation Committee is composed of A. Dewall Waters, Chairman, C. Parker Dempsey, Harry M. Mims, Jr., Larry D. Westbury and C. John Hipp, III. The Compensation Committee met 1 time in 1997. The Compensation Committee evaluates the performance of the executive officers of the Company and recommends to the Board of Directors, through the Executive Committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of First National Bank and the National Bank of York County.

         Policy Committee - The Policy Committee is composed of Larry D. Westbury, Chairman, Robert R. Horger, C. John Hipp, III, Dwight W. Frierson, III, J. Carlisle McAlhany, Harry M. Mims, Jr., James W. Roguemore, and Edward V. Mirmow, Jr. The primary purpose of the Policy Committee is to recommend new policies and review present policies of the Company. The Policy Committee met 4 times in 1997.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the years indicated current and long-term compensation and stock related compensation for each executive officer of the Company and its subsidiaries whose total salary and bonus for the year ended December 31, 1997 exceeded $100,000.

SUMMARY COMPENSATION TABLE


                                                                                LONG TERM
                                                ANNUAL                        COMPENSATION
                                             COMPENSATION (1)                    AWARDS
                                             ------------                        ------

   EXECUTIVE OFFICER AND   YEAR          SALARY           BONUS (2)       NUMBER OF SECURITIES        ALL OTHER
    PRINCIPAL POSITION                                                   UNDERLYING OPTIONS (3)   COMPENSATION (4)

   C. John Hipp, III       1997         $ 174,231          $49,157                29,506                $4,523
   President and Chief     1996           157,772           30,704                29,506                 4,172
   Executive Officer       1995           146,018            6,000                12,100                 1,815

   James C. Hunter, Jr.    1997         $  93,534          $24,229                10,500                $2,578
   Executive Vice          1996            92,043           15,960                21,172                 2,467
   President               1995            85,467            4,000                10,164                 2,357

   Donald O. Newnham       1997         $  86,100          $21,682                 6,300                $2,374
   Senior Vice President   1996            86,425           16,528                19,072                 2,296
                           1995            80,930            9,587                10,164                 2,220

   Dane H. Murray          1997         $  81,236          $25,459                10,500                $2,292
   Executive Vice          1996            72,312           22,558                21,172                 2,063
   President               1995            69,676           14,803                10,164                 1,933

   Phil M. Smith           1997         $  82,543          $24,207                10,500                $2,283
   Executive Vice          1996            70,897           21,458                21,172                 2,040
   President               1995            63,960           14,252                10,164                 1,914


(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.

(2) Figures shown represent actual cash bonuses paid during the year indicated. First National Bank maintains an incentive compensation plan known as the Employee Incentive Compensation Plan ("Plan"). Amounts payable under the Plan are based on the Company's performance in terms of its Return on Equity (ROE) for any calendar year. The First National Bank Compensation Committee sets performance goals for the Company at the beginning of any calendar year. The Board of Directors of the Company, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the Plan. The Plan creates an "incentive pool" determined by multiplying a certain percentage of First National Bank income over a stated percentage ROE for the calendar year in question. Amounts paid into the incentive pool are distributed to participating employees based on the individual employee's merit and salary level.

(3) Figures shown represent the number of shares of Company stock subject to options awarded to the named executive officer during the years indicated.

(4) Includes contributions by First National Bank through matching or discretionary contributions to its Employee Savings Plan allocated to the named executive officers' accounts, and term life insurance premiums paid by First National Bank for the benefit of the named executive officers as follows:



                                                      Employee Savings Plan     Life Insurance Premiums
                                                      ---------------------     -----------------------

     C. John Hipp, III                      1997            $3,200                     $1,323
                                            1996             3,000                      1,172
                                            1995             1,450                        365

     James C. Hunter, Jr.                   1997             1,870                        708
                                            1996             1,789                        678
                                            1995             1,709                        648


     Donald O. Newnham                      1997             1,722                        652
                                            1996             1,666                        630
                                            1995             1,610                        610

     Dane H. Murray                         1997             1,647                        645
                                            1996             1,497                        566
                                            1995             1,403                        530

     Phil M. Smith                          1997             1,650                        632
                                            1996             1,479                        561
                                            1995             1,389                        525


     The Employee Savings Plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all First National Bank employees.


EMPLOYMENT AGREEMENT

         In March, 1994, C. John Hipp, III, entered into an Employment Agreement with the Company providing for his employment as President and Chief Executive Officer of First National Bank. The term of the agreement began May 1, 1994, and ended April 30, 1997, with provision for Mr. Hipp's continued employment at will after April 30, 1997. The agreement provides for compensation for Mr. Hipp at the 1994 level or a greater rate set by the Board of Directors of the Company or by committee appointed by the Board of Directors, plus fringe benefits and reimbursement of expenses. Under the terms of the agreement, Mr. Hipp has also been granted options to purchase up to a total of 5,000 (before adjustments for 10% stock dividends paid on each of November 30, 1994, and November 30, 1995, 5% stock dividend paid on October 31, 1996, and the 2 for 1 stock split paid on May 19, 1997) shares of the Company's common stock under the terms and conditions of First National Corporation's Incentive Stock Option Plan of 1992. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by the Company after April 30, 1997 and prior to April 30, 2004, following a sale or merger, Mr. Hipp will be entitled to continued compensation at the rate then in effect for a period of three years or until April 30, 2004, whichever period is shorter. In the event of Mr. Hipp's termination after April 30, 1997 and prior to April 30, 2004 without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current salary for a period of one year from the date of such termination. Upon termination without cause, after a sale or merger, or after disability, however, Mr. Hipp is under an affirmative obligation for one year following termination to actively seek and accept comparable alternative employment, and any compensation received by him or earnable by him with reasonable diligence following such termination will be deducted from amounts owed to him by the Company under the Agreement.

RESTRICTED STOCK PLAN

         On January 25, 1996, the Board of Directors of the Company approved the issuance of restricted stock to C. John Hipp, III, President and Chief Executive Officer of the Company. On March 7, 1996, the Board of Directors fixed the number of restricted shares issuable at 5,185. The grant is conditioned upon continued employment of Mr. Hipp as Chief Executive Officer of the Company at each vesting date as follows: a) 25% of the shares vest free of restrictions in 1999; b) an additional 25% of the shares vest free of restrictions in 2001; and
c) the remaining 50% of the shares vest free of restrictions in 2003. Termination of Mr. Hipp's employment as Chief Executive Officer for any reason (except death or change in control of the Company) prior to a vesting date would terminate any interest in non-vested shares. Prior to vesting of the shares, as long as Mr. Hipp remains Chief Executive Officer of the Company, he will have the right to vote such shares and to receive dividends paid with respect to such shares. All restricted shares will fully vest in the event of change in control of First National Corporation or upon death of Mr. Hipp while serving as Chief Executive Officer.

                  INFORMATION PERTAINING TO STOCK OPTION PLANS

1992 STOCK OPTION PLAN

         The Company's Incentive Stock Option Plan of 1992 was adopted by the Board of Directors on March 12, 1992, and was duly approved by shareholders of the Company on April 28, 1992. The Plan reserves 50,000 shares of Common Stock for issuance pursuant to the exercise of options that may be granted under the Plan. Options under the Plan are incentive stock options within the meaning of
Section 422 of the Internal Revenue Code, and may be granted to key employees in full time employment of the Company or its subsidiaries. The Stock Option Committee, which is appointed by the Board of Directors of the Company, selects the employees to receive grants under the Plan and determines the number of shares to be covered by the options granted. Options granted under the Plan may not be exercised in whole or in part within one year following the date of grant of the options, and thereafter become exercisable in 25% increments over the next four years. The exercise price of the options may not be less than fair market value of the Common Stock on the date of grant. In the event of an acquisition or change in control of the Company or its subsidiaries, any options already granted will automatically become 100% vested.
The options expire five years following grant.

1996 INCENTIVE STOCK OPTION PLAN

         On February 8, 1996, the Board of Directors of the Company adopted the 1996 Incentive Stock Option Plan, which reserves 73,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1996 Incentive Stock Option Plan. The 1996 Incentive Stock Option Plan became effective March 14, 1996, pursuant to stockholder approval, and will terminate March 14, 2001, unless terminated earlier by the Board of Directors. Options under the 1996 Incentive Stock Option Plan are "incentive stock options" within the meaning of the Internal Revenue Code and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant and who are, or are expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company or any subsidiary. The 1996 Incentive Stock Option Plan is administered by a Committee of not fewer than three directors of the Company appointed by the Board of Directors. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Committee. The Committee may set other terms for the exercise of the options but may not grant to any person more than $ 100,000 of options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Committee also selects the employees to receive grants under the 1996 Incentive Stock Option Plan and determines the number of shares covered by options granted under the 1996 Incentive Stock Option Plan. Options granted pursuant to the 1996 Incentive Stock Option Plan will not be exercisable for one year following grant, and thereafter become exercisable in 25% increments over the next four years. No options may be exercised after five years from the date of grant; options may not be transferred except by will or the laws of descent and distribution; and options may be exercised only (i) while the optionee is an employee of the Company, (ii) within the earlier of five years from the date of grant or three months after the date of termination of employment, (iii) within the earlier of five years from the date of grant or two years after death, (iv) within the earlier of five years from the date of grant or one year after disability, or (v) in case of termination for good cause (as defined by the plan), immediately upon termination. The number and kind of shares that are available for issuance pursuant to the 1996 Incentive Stock Option Plan and that are subject to any options and the option price per share shall be adjusted in the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization. Upon the occurrence of certain changes in control of the Company or its subsidiaries all options outstanding under the 1996 Incentive Stock Option Plan will become immediately exercisable. Furthermore, upon the proposal of an acquisition, merger, or change of control, the Committee may, at its sole discretion, issue all remaining options authorized under the 1996 Incentive Stock Option Plan.

         The following table shows aggregated option exercises during 1997 and year end 1997 option values.


                      AGGREGATED OPTION EXERCISES DURING 1997 AND YEAR END 1997 OPTION VALUES

                            SHARES                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN
                            ACQUIR-                     UNDERLYING UNEXERCISED            THE-MONEY OPTIONS (2)
                             ED ON        VALUE               OPTIONS (1)                 ---------------------
   EXECUTIVE OFFICER       EXERCISE     REALIZED       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
   -----------------       --------     --------       -------------------------        -------------------------
   C. John Hipp, III            --             --         13,728        15,778            $190,753     $183,483
   James C. Hunter, Jr.     10,672       $204,102          2,625         7,875              28,094       84,282
   Donald O. Newnham        12,772        231,434             --         6,300                  --       63,457
   Dane H. Murray           10,672        204,102          2,625         7,875              28,094       84,282
   Phil M. Smith            10,672        204,102          2,625         7,875              28,094       84,282

(1) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year end 1997. The number of shares subject to options which were exercisable and unexercisable at year end 1997 are also shown. The number of options granted have been adjusted to reflect 10% stock dividends paid on each of November 30, 1994 and 1995, 5% stock dividends paid on each of August 31, 1993 and October 31, 1996, and the 2 for 1 stock split paid on May 19, 1997.

(2) Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1997. Only those shares subject to options which are "in the money" are reported. Shares subject to an option are considered to be "in the money" if the fair market value at year-end 1997 of such shares of the Company's Common Stock exceeds the exercise or base price of such shares. At year end 1997, the Company's stock price exceeded the exercise price of all shares subject to option, thus all stock options were considered "in the money." For those options "in the money," value is computed based on the difference between the fair market value of the Company Common Stock at year end 1997 and the exercise or base price of the shares subject to underlying option. The value of shares subject to options exercisable and unexercisable at year end 1997 is also shown.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     The Compensation Committee for the year ended December 31, 1997, was composed of A. Dewall Waters, Chairman, C. Parker Dempsey, Harry M. Mims, Jr., Larry D. Westbury and C. John Hipp, III. Mr. Hipp is currently President and Chief Executive Officer of the Company and First National Bank, and Mr. Westbury is currently Vice Chairman of the Board of the Company and is a former Chairman, President and Chief Executive Officer of the Company and First National Bank. Although Mr. Hipp specifically excluded himself from any Compensation Committee discussions concerning his own compensation, he did participate in discussions concerning the compensation of other executive officers.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's Compensation Committee is required to provide Company shareholders a report discussing the basis for the Compensation Committee's action in establishing compensation for the Company's and the Banks' executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid the Company's Chief Executive Officer was based.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers of First National Bank which are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's and the Banks' executive officers is reviewed and approved annually by the First National Bank Compensation Committee, which acts as the Company's Compensation Committee. Annual compensation for the Company's Chief Executive Officer (and other executive officers) consists of three elements.

- A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided key executives of other financial institutions of similar size and performance.

- A short-term cash incentive program that is directly linked to individual performance and indirectly linked to the Company's and First National Bank's performance.

- A long-term incentive program that provides stock options to executive officers. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of a stockholder with an equity stake in the business. The economic value of any stock option granted is directly tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases over the option grant price.

     For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 1997, the Company increased the Chief Executive Officer's base salary by 10.4%. The Compensation Committee determined that the 10.4% increase in the Chief Executive Officer's base salary was appropriate in light of two primary factors. The first factor was a desire of the Company to provide the Chief Executive Officer with a base salary comparable to that paid on average by other banking organizations of similar size and financial performance. The Company periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The Compensation Committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was the Company's 1997 performance accomplishment of a 12.72% return on equity. This performance indicator is updated annually, where needed, to help determine the increase in the Company's key executives' tease salary and is also used to help determine the annual cash incentive, as described below.

         For the Company's key executives, the annual cash incentive during the years 1995, 1996 and 1997 ranged from 0% to 28.2% of base salary. This means that up to approximately 28.2% of annual compensation was variable, fluctuated significantly from year to year, and was directly and indirectly tied to business and individual performance. For purposes of determining the cash incentive payable during the years 1995, 1996 and 1997, Company performance was measured based on the Company's Return on Equity (ROE). The Compensation Committee sets performance goals for First National Bank and Company at the beginning of each calendar year. In addition, the Board of Directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the Plan during the year. An "incentive pool" is determined by multiplying a certain percentage of First National Bank's net income above a stated Bank ROE for the calendar year in question. Amounts paid into the incentive pool are distributed to participating executive officers (and other Bank officers) based on the individual officer's merit and salary level.

         For the Company's key executives, the long-term stock option plan awards during the years 1995, 1996 and 1997 were designed to provide economic value to executives directly linked to increases in shareholder value. The number of options granted were determined in the sole discretion of the Board. The economic value of these awards will fluctuate from year to year, based on changes in the Company's stock price. However, the average economic value accruing each year to Company executives during the years 1995, 1996 and 1997 has ranged from approximately 0% to 46% of base salary.

         This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company's or its subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and its subsidiaries' compensation policy to assure compliance.


                  A. Dewall Waters, Chairman         Harry M. Mims, Jr.             C. John Hipp, III
                  C. Parker Dempsey                  Larry D. Westbury

      First National Corporation Board of Directors Compensation Committee

              OTHER BENEFIT PROGRAMS- DEFINED BENEFIT PENSION PLAN

     First National Bank maintains a noncontributory, defined benefit pension plan ("Pension Plan") covering its employees, including executive officers. The Pension Plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 1997. The benefits shown are computed on a single life only annuity basis.


                      ESTIMATED ANNUAL BENEFITS UNDER FIRST NATIONAL BANK'S PENSION PLAN
                                               YEARS OF SERVICE
--------------------------------------------------------------------------------------------------------------
            FAC*                        10                    20                    30                   40
--------------------------------------------------------------------------------------------------------------
         $  30,000                  $  2,746              $  5,491              $  8,237              $  9,609
            40,000                     4,296                 8,591                12,887                15,034
            50,000                     5,846                11,691                17,537                20,459
            60,000                     7,396                14,791                22,187                25,884
            70,000                     8,946                17,891                26,837                31,309
            80,000                    10,496                20,991                31,487                36,734
            90,000                    12,046                24,091                36,137                42,159
           100,000                    13,596                27,191                40,787                47,584
           110,000                    15,146                30,291                45,437                53,009
           120,000                    16,696                33,391                50,087                58,434
--------------------------------------------------------------------------------------------------------------


           *FAC: Final Average Compensation' computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.


     Benefits. Upon a participant's retirement at his normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with Pension Plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the Pension Plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the Pension Plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, a participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. In addition, a participant is credited with one year of credited service under the Pension Plan for each year in which 1,000 or more hours are worked. Benefits under the Pension Plan are not subject to deduction for Social Security or other offset amounts.

     Compensation Under the Pension Plan. For purposes of computing a participant's final average compensation, the Pension Plan uses the following definition of participant compensation: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by Internal Revenue Code Section 401 (a)(17).

     Information as to Executive Officer Participation. For purposes of executive officer participation in the Pension Plan, the executive officer compensation used for purposes of computing executive officer benefits under the Pension Plan is the same as that shown in the Summary Compensation Table. As of December 31, 1997, the named Company and First National Bank executive officers had accumulated the following years of credited service toward retirement: C. John Hipp, III, 4 years of credited service; James C. Hunter, Jr., 33 years credited service; Donald O. Newnham, 17 years credited service; Dane H. Murray, 27 years of credited service; and Phil M. Smith, 24 years of credited service.

                          SHAREHOLDER PERFORMANCE GRAPH

     The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

         However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 1997 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets (ROA) percentages. As described in the Board Report on Executive Officer Compensation, the Company's Compensation Committee utilizes Bank ROE in helping to determine short-term cash incentive program awards.

         The performance graph below compares the Company's cumulative total return over the most recent 5year period with both the NASDAQ Composite Index (reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there was no active trading market in the Company's stock prior to listing on the American Stock Exchange in January, 1997, the information prior to that time is based on a limited number of transactions.


                                    [GRAPH]


                  1/1/93  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
                  --------------------------------------------------------
Nasdaq Bank         100    129.37    130.81    189.43    238.95    390.90
Company             100    121.38    163.97    200.82    233.46    399.82
NASDAQ              100    114.75    111.08    155.42    190.72    231.99

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     First National Bank and National Bank of York County have loan and deposit relationships with some of the directors of the Company and Banks and with companies with which the directors are associated as well as with members of the immediate families of the directors ("Affiliated Persons"). (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Loans to Affiliated Persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made involve more than the normal risk of collectibility or present other unfavorable features.

     Director Robert R. Horger is a partner in the law firm of Horger, Barnwell & Reid, which First National Bank has retained as general counsel during the past five years. First National Bank proposes to retain the firm during the current fiscal year.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion in 1997.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 1998, subject to ratification by the shareholders. J. W. Hunt and Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

     A representative of J. W. Hunt and Company, LLP will be present at the 1998 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of J. W. Hunt and Company, LLP is also expected to respond to appropriate questions from shareholders.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     THE COMPANY, UPON REQUEST AND WITHOUT CHARGE, WILL PROVIDE SHAREHOLDERS WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS SHOULD DIRECT THEIR REQUESTS TO: FIRST NATIONAL CORPORATION, 950 JOHN C. CALHOUN DRIVE, S.E., ORANGEBURG, SOUTH CAROLINA 29115, ATTENTION: W. LOUIS GRIFFITH.

                                 OTHER BUSINESS

     The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

P R O X Y                  FIRST NATIONAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR ANNUAL MEETING OF SHAREHOLDERS -- TUESDAY, APRIL 28, 1998

    C. John Hipp, III and W. Louis Griffith, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on April 28, 1998, and at any adjournment thereof, as follows:

    1. ELECTION OF DIRECTORS:

[ ]  FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY to               [ ]  WITHHOLD AUTHORITY on
     (except any I have written below)       vote for all nominees listed below       the following nominees
                                                                                      only

        E. Everett Gasque, Jr., John L. Gramling, Jr., Robert R. Horger,
                      Harry M. Mims, Jr., Dick G. McTeer,
              James W. Roquemore, Johnny E. Ward, Cathy Cox Yeadon

   INSTRUCTION: To withhold authority to vote for any individual(s) write the nominee's(s') name(s) on the line below.

--------------------------------------------------------------------------------

    2. PROPOSAL TO RATIFY APPOINTMENT OF J. W. HUNT & COMPANY,
       LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S
       INDEPENDENT AUDITORS FOR 1998.

       [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

    THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

                                                Please sign exactly as name
                                              appears below. When signing as
                                              attorney, executor, administrator,
                                              trustee, or guardian, please give
                                              full title. If more than one
                                              trustee, all should sign. All
                                              joint owners must sign.

                                              Dated:

                                              -----------------------------,1998

                                              ----------------------------------

                                              ----------------------------------